UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2005

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

          On December 6, 2005, Avigen, Inc. was notified that its Chairman of the Board, Philip J. Whitcome, Ph.D., 57, had died due to serious illness.  Dr. Whitcome had served as a director of the Company since 1992 and was elected Chairman of the Board in April 1995.  Dr. Whitcome will be remembered by those within the Company as visionary leader, practical advisor, and friend.

Item 5.02.   Appointment of Interim Chairman of the Board.

          Avigen’s Board of Directors has agreed to appoint Zola Horovitz, Ph.D., 71, as interim Chairman of the Board.  Dr. Horovitz has served as a director of Avigen since 1994 and has served as an independent consultant to a number of pharmaceutical and biotechnology companies.  Dr. Horovitz retired in 1994 from Bristol-Myers Squibb Company, a pharmaceutical and healthcare products company, where he had served in various capacities including Vice President, Business Development and Planning and Vice President, Licensing.  Dr. Horovitz had also served in various positions at the Squibb Institute for Medical Research, including Vice President, Research, Planning & Scientific Liaison, Vice President, Drug Development, and Vice President, Biological and Pharmaceutical R&D.  Dr. Horovitz currently serves on the board of directors of BioCryst Pharmaceuticals, Inc., Genvec, Inc., Genaera Corporation, Palatin Technologies, Inc., DOV Pharmaceutical Inc., NitroMed, Inc., and Immunicon Corporation, all of which are biotechnology companies. From 1975 through 1993 Dr. Horovitz served on the Scientific Advisory Council at Princeton University and from 1976 through 1989 he served on the Advisory Board of Rutgers University College of Pharmacy. Dr. Horovitz received a Ph.D. and an M.S. in Pharmacology and a B.S. in Pharmacy from the University of Pittsburgh.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: December 8, 2005	By:	/s/ KENNETH G. CHAHINE

Kenneth G. Chahine
President and Chief Executive Officer